Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
  Phone: 615.890.9100

NHI Acquires Two Senior Living Communities for $12.7 Million

MURFREESBORO, Tenn - (August 31, 2015) - National Health Investors (NYSE: NHI) announced today it has acquired senior living communities in Oregon and Michigan through two separate transactions for a combined purchase price of $12.7 million. These acquisitions expand the NHI-Chancellor Health Care relationship to five communities and establishes a new partner relationship with The Brook Retirement Communities.

“We are very happy to be expanding our relationship with Chancellor Health Care with the acquisition of Golden Age, and to add a new partner, The Brook Retirement Communities.  These acquisitions are representative of our desire to continue our practice of partnering with strong regional operators,“ said Eric Mendelsohn, NHI’s President and CEO.

Golden Age Senior Living, Portland, OR - $6.7 Million
Significantly renovated in 2010 and expanded in 2013, the 40-bed memory care community is 88% occupied. The community will be leased to existing partner Chancellor Health Care for 15 years with renewal options at an initial lease rate of 7.75% plus annual escalators.  The GAAP lease yield is 8.9%.

The Brook of Roscommon, Roscommon, MI - $6 Million
Built in 2002, the 42-unit independent and assisted living community is mostly private pay and 95% occupied. The community will be leased to a new partner, The Brook Retirement Communities, for 10 years with renewal options at an initial lease rate of 7.5% plus annual escalators. The GAAP lease yield is 8.6%.

The purchases were funded with cash on hand and borrowings from NHI’s revolving credit facility.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

About Chancellor Health Care, LLC.
Incorporated in 1992, Chancellor Health Care (CHC) develops and manages long-term senior care communities by providing housing, supportive services and skilled nursing.  CHC cares for more than 400 seniors throughout California, Colorado, Maryland and Oregon. For more information, visit www.chancellorhealthcare.com.

About The Brook Retirement Communities
The Brook Retirement Communities is comprised of nine independent living and assisted living communities throughout northern and central Michigan. For more information, visit www.brookretirement.com.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, but are not limited to, statements regarding the benefits of the transaction, including future financial and operating results, statements regarding plans, objectives, expectations relating to the transaction and other statements that are not historical facts.  All statements regarding the Company's, tenants', operators', borrowers’ or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things:  the risk that the expected benefits of the transaction, including financial results, may not be fully realized or may take longer to realize than expected;  risks related to disruption of management’s attention from ongoing business operations due to the proposed transaction;  the effect of the announcement of the transaction on NHI’S relationships with their respective customers, tenants, lenders, operating results and businesses generally;   the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates;; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust.  Many of these factors are beyond the control of the Company and its management.  The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made.  Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.